SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                                  FORM S-3

                      REGISTRATION STATEMENT UNDER THE
                           SECURITIES ACT OF 1933

                                  IGI, INC.
           (Exact Name of Registrant as Specified in its Charter)

                                  DELAWARE
       (State or Other Jurisdiction of Incorporation or Organization)

                                 01-0355758
                      (IRS Employer Identification No.)

           Wheat Road and Lincoln Avenue, Buena, New Jersey  08310
                               (856) 697-1441
    (Address, Including Zip Code and Telephone Number, Including Area Code,
                of Registrant's Principal Executive Offices)

                                 Copies to:
John Ambrose                                 Paul C. Remus, Esquire
IGI, Inc.                                    Devine, Millimet & Branch, P.A.
Wheat Road and Lincoln Avenue                111 Amherst Street
Buena, New Jersey  08310                     P.O. Box 719
(856) 697-1441                               Manchester, New Hampshire 03105
                                             (603) 669-1000
      (Name, Address, Including Zip Code, and Telephone Number, Including
                 Area Code, of Agent for Service of Process)

      Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

      If the only securities being registered on this from are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]  __________

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

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                       CALCULATION OF REGISTRATION FEE
Title of Each                        Proposed        Proposed
Class of                             Maximum         Maximum
Securities               Amount      Offering       Aggregate     Amount Of
To Be                    To Be        Price         Offering    Registration
Registered            Registered    Per Share(1)    Price (1)       Fee
----------------------------------------------------------------------------

Common Stock           500,000         $.70         $350,000        $88
$.01 par value
----------------------------------------------------------------------------
(1) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457, and based upon a per share price of $.70, the average of the high and low prices of the Common Stock of IGI, Inc., as reported on the American Stock Exchange on May 23, 2001.

                                 PROSPECTUS

                                  IGI, INC.

                         500,000 SHARES COMMON STOCK

      The selling stockholder identified on page 7 is offering for resale 500,000 shares of our common stock under this prospectus.

      Our common stock is traded on the American Stock Exchange under the symbol "IG". On April 30, 2001, the last reported sale price of the common stock was $1.00 per share.

      Investing in our common stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 1 in this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures made in this Prospectus. Any representation to the contrary is a criminal offense.

                The date of this Prospectus is May 25, 2001.

THE COMPANY                                                               1
RISK FACTORS                                                              1
  We Face Challenges in Continuing as a Going Concern                     1
  We Have Losses from Operations and Need to Continue to Borrow           2
  Due to FDA Concerns, We May Need to Stop the Sale of Some Products
   or Pay Fines                                                           3
  We Face Investigations Relating to Hazardous Materials                  4
  We Are Being Investigated by the SEC                                    4
  Warrants and Options That We Have Issued May Cause Dilution of
   Shareholder Equity                                                     5
WHERE YOU CAN FIND MORE INFORMATION                                       5
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                           6
CAUTIONARY STATEMENT                                                      7
THE OFFERING AND THE SELLING SHAREHOLDER                                  7
  The Shares                                                              7
  The Selling Shareholder                                                 7
  Use of Proceeds                                                         8
  Plan of Distribution                                                    8
EXPERTS                                                                  10
LEGAL MATTERS                                                            11

                                 THE COMPANY

      IGI, Inc. was incorporated in Delaware in 1977. Our executive offices are at Wheat Road and Lincoln Avenue, Buena, New Jersey. We have two distinct business lines:

      Consumer Products              Production and marketing of cosmetics
                                     and skin care products; and

      Companion Pet Products         Production and marketing of companion
                                     pet products such as pharmaceuticals,
                                     nutritional supplements and grooming
                                     aids.

      On September 15, 2000, we sold our poultry vaccine products business that operated under the name "Vineland Laboratories." That sale is described in more detail in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, which is incorporated by reference into this prospectus.

      Our mailing address is: IGI, Inc., Wheat Road and Lincoln Avenue, Buena, New Jersey 08310, and our telephone number is (856) 697-1441.

                                RISK FACTORS

      The shares offered by this prospectus involve a high degree of risk. You should not purchase any of these shares unless you can afford to lose your entire investment. Before purchasing any of these shares, you should consider carefully the following factors, in addition to the other information concerning IGI, Inc. and its business included or incorporated by reference in this prospectus.

We Face Challenges in Continuing as a Going Concern

      Our independent public accountants for the fiscal years ended December 31, 2000 and 1999 issued opinions on our consolidated financial statements containing explanatory paragraphs regarding our ability to continue in business as a going concern. We have experienced difficulty in complying with the financial covenants in our loan documents and were out of compliance during much of the year 2000. We recently renegotiated our loan agreements and were in compliance with the renegotiated agreements as of April 30, 2001. If we fail to meet requirements in our loan documents and do not receive waivers from the lenders, our lenders could demand repayment of our loans. Demands for repayment could lead to curtailments of business operations, sales of assets or possibly the commencement of bankruptcy proceedings.

      Our problems were particularly acute prior to the completion of the sale of our Vineland Laboratories poultry vaccine products division on September 15, 2000. During the second and third quarters of 2000, our financial results deteriorated significantly. This deterioration resulted largely from poor operating results in our Vineland Laboratories division and our decision to stop the production of two pet care products as a result of a review of our pet products division by the Food and Drug Administration. Because of these developments, we were unable to meet the financial covenants in our debt agreements during 2000, and we sought and obtained agreements from our lenders not to exercise their rights to declare our loans immediately due and payable. The lenders agreed to these waivers and loaned additional funds to us so that we could complete the sale of our Vineland Laboratories division. Under these agreements with our lenders, the waivers would have expired and our loans would have been immediately due and payable if we had not completed the Vineland Laboratories sale as scheduled. We would not have had the funds to repay the loans at that time.

      As a result of these developments, which increased the uncertainty regarding our ability to repay our debt, in August, 2000 we reclassified the long-term debt in our consolidated financial statements as of December 31, 1999 as short term debt. The proceeds from the Vineland Laboratories sale were used to repay a significant portion of our debt. However, we remain a highly leveraged company. Our loan agreements contain restrictive covenants and requirements, including requirements to achieve minimum fixed charge coverage and interest coverage ratios. Furthermore, we are restricted in our ability to borrow under our revolving line of credit based on qualifying accounts receivable and inventory. Because of the Vineland Laboratories sale, we no longer have the same amount of inventory and accounts receivable nor do we have the same volume of operations to support our overhead and administrative structure. We have renegotiated the terms of our loan agreements to reflect our new business structure. However, we cannot provide any assurance that we will be able to meet the new requirements in the future.

We Have Losses from Operations and Need to Continue to Borrow

      The completion of the Vineland Laboratories sale enabled us to repay $11,693,000 out of our total borrowings from our lenders of $21,560,000. We also disposed of a division that was generating operating losses. However, after the sale, we still had an administrative infrastructure that had been sustained, in part, by the operating revenues from the poultry vaccines business. We have taken steps to reduce expenses in response to the Vineland Laboratories sale, but we cannot predict whether we will be able to cut costs sufficiently to become profitable in the near term.

      For the fiscal year ended December 31, 2000, we had a net loss of $11,437,000, which resulted in our shareholder equity becoming a deficit. Part of this net loss was comprised of the following:

      * An additional deferred tax valuation allowance of $6,459,000. We established this allowance by accruing additional income tax expense. It reflects our analysis of the uncertainty that we will be able to utilize the net operating loss carryforwards and other tax benefits that we had been carrying as assets on our balance sheet.

      * A loss from discontinued operations of $1,978,000. This amount reflects the operating loss we incurred during 2000 in our Vineland Laboratories division, which we sold.

      * A $630,000 extraordinary loss from extinguishment of debt. We had incurred costs in connection with our loans that were being amortized over the life of the loans. When we prepaid some of those loans with the proceeds from the Vineland sale, we expensed $630,000 of deferred financing costs associated with the reduction in our borrowing base under our revolving credit facility.

      We had a net loss attributable to common stock of $511,000, or $.05 per share for the three months ended March 31, 2001. This loss was due primarily to one-time charges associated with closing our pet products manufacturing facility. On March 2, 2001, we became aware of a heating oil leak at our pet products manufacturing facility in Buena, New Jersey. We immediately notified the New Jersey Department of Environmental Protection and the local authorities. We had previously decided to stop manufacturing our pet products and to begin outsourcing these activities. The heating oil leak caused us to move more quickly on outsourcing the manufacturing. We ceased manufacturing operations and closed the plant in early March. We estimate that the clean-up associated with this leak will cost approximately $310,000.

      While we believe that the steps we have taken will help us return to profitability, we cannot predict whether or when we will once again become profitable.

Due to FDA Concerns, We May Need to Stop the Sale of Some Products or Pay
Fines

      Our operations and products are subject to regulation by various state and federal agencies, including the federal Food and Drug Administration.
As a result of inspections on April 17, 2000 and on July 5, 2000, the FDA issued an inspection report containing a number of unfavorable observations regarding our pet products business. In an effort to address many of the FDA's concerns, in June 2000 we permanently discontinued production and shipment of Liquichlor and temporarily stopped production of Cerumite, both products of our pet products division. The aggregate annual sales volume for these products for the fiscal year ended December 31, 1999 was $1,059,000.

      When the FDA receives our formal response to the July 5, 2000 observations, the FDA will evaluate our response and determine the ultimate outcome of the FDA inspection. An unfavorable outcome could result in fines, penalties and the potential halt of the sale of some of the regulated products of our pet care business, any or all of which could have significant negative effects on our company. During 2000 and the first quarter of 2001, we incurred expenses of $1,060,000 in connection with this inspection.

We Face Investigations Relating to Hazardous Materials

      Our research and development processes involve the controlled use of hazardous materials, chemicals, viruses and bacteria. We are subject to federal, state and local laws, regulations and standards governing the use, manufacturing, storage, handling and disposal of such materials and some of the waste products we generate.

      On April 6, 2000, officials of the New Jersey Department of Environmental Protection inspected a storage site owned by us in Buena, New Jersey and issued a Notice of Violation relating to the storage of waste materials in a number of trailers at the site. We have established a disposal and cleanup schedule and have completed removing materials from the site. Small amounts of hazardous wastes were discovered during this process, and we received a notice of violation relating to the storage of these materials. We are cooperating with authorities and do not expect to incur any significant fines or penalties. We expensed $160,000 in 2000 for the disposal and cleanup activities.

      In addition, to test for possible groundwater contamination from a May 2000 fuel oil spill at our former Vineland Laboratories facility, we installed a test well. We have now received the results from that test well, and they show no contamination. We have expensed the costs of the initial remediation and the costs of drilling the test well. Under the terms of the Vineland Laboratories sale, we have retained any liability for this spill.

      As described above, we became aware of a heating oil leak at our pet products manufacturing facility in March 2001.

We Are Being Investigated by the SEC

      We are the subject of an investigation by the Securities and Exchange Commission, which was commenced in April 1998. The investigation relates to fraudulent actions taken by former members of our management. Upon becoming aware of the fraudulent activity, our Board of Directors commenced an internal investigation which led to the termination of employment of those responsible. We cooperated fully with the staff of the Commission and disclosed to the Commission the results of our internal investigation. On July 26, 2000, we reached an agreement in principle with the staff of the Commission to resolve this matter. That agreement is subject to approval by the Commission. If the proposed agreement is approved, we will neither admit nor deny that the we violated the financial reporting and record-keeping requirements of Section 13 of the Securities Exchange Act of 1934 for the fiscal years 1995, 1996 and 1997 and will agree to the entry of an order requiring us to cease and desist from any such violation in the future. The proposed agreement does not provide for any monetary penalty. If the

Commission does not approve the agreement, then the investigation will likely continue, and we cannot predict the results.

Warrants and Options That We Have Issued May Cause Dilution of Shareholder
Equity

      We have issued warrants to American Capital Strategies, Ltd. which entitle ACS to purchase up to 1,907,543 shares of our common stock at a price of $.01 per share. If ACS exercises these warrants, the maximum
payment that we will receive is $19,075.   The shares issuable upon exercise
of these warrants constitute approximately 15.7% of the current number of shares outstanding.

      We have granted stock options pursuant to stock option plans we have adopted. As of May 15, 2001, we had 410,175 shares of our common stock reserved for issuance under these plans to consultants, scientific advisors, employees and directors, and options to purchase 2,901,075 shares of our common stock were outstanding and are exercisable at prices of between $.50 per share and $9.48 per share.

      Our future financing efforts may be adversely affected by the existence of these options and warrants. Holders may exercise them at times when we would otherwise be able to obtain equity capital on terms more favorable to us. Furthermore, the market price of our stock could be adversely affected if holders exercise the options and warrants and sell a substantial number of shares in the market.

                     WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission's Public Reference Room at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, electronic versions of these documents are available at the Commission's web site at http://www.sec.gov. Since our common stock is listed on the American Stock Exchange, this information is also available at its offices at 86 Trinity Place, New York, New York 10006. You may obtain information on the operations of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330.

      We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act of 1933. This prospectus constitutes a part of the registration statement. Some of the information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the

Commission. The registration statement is available for you to review at the locations specified above. Our description in this prospectus of any document filed as part of the registration statement is qualified by reference to that document; you should refer to the document itself for a complete statement of its provisions.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except to the extent it is superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

      We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus have been sold:

      (a)   Our Annual Report on Form 10-K for the year ended December 31,
            2000;

      (b)   Our Quarterly Report on Form 10-Q for the quarter ended March
            31, 2001;

      (c)   Our Current Reports on Form 8-K dated April 20, 2001 and May 1,
            2001;

      (d) The Definitive Proxy Statement issued on behalf of our Board of Directors in connection with the annual meeting of our shareholders held on May 16, 2001; and

      (e) The description of our common stock contained in our Registration Statement on Form 8-A dated June 9, 1988 registering our common stock under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      You may request a copy of these filings, at no cost, by writing to us at the following address or telephoning us at the following number:

            IGI, Inc.
            Wheat Road and Lincoln Avenue
            P.O. Box 687, Buena, New Jersey 08310
            Attention:  Domenic N. Golato, Chief Financial Officer
            (856) 697-1441

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information.
 You should not assume that any information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                            CAUTIONARY STATEMENT

      This prospectus and the documents referred to above contain "forward-looking" statements including, among others, the statements regarding the amount and nature of claims or liabilities that may be asserted against us, investigations regarding our company, arrangements with our lenders and our prospects and future operating results. Words such as "anticipates," "believes," "expects," "intends," "plans," and similar expressions are intended to identify "forward-looking" statements. All of these "forward-looking" statements are inherently uncertain, and stockholders must recognize that actual events could cause actual results to differ materially from our expectations.

                  THE OFFERING AND THE SELLING SHAREHOLDER

The Shares

      All of the shares of common stock offered by this prospectus will be sold for the account of Univest Mgt. Inc. E.P.S.P. ("Univest") or its pledgees, donees, transferees or other successors-in-interest.

The Selling Shareholder

      This prospectus relates to the resale of 500,000 shares of our common stock by Univest.

       Univest beneficially owns 750,000 shares of our common stock and it has sole voting and dispositive power over all 750,000 shares, including the shares that are being offered by this prospectus. Univest has no position, office or other material relationship with IGI, Inc. or any of its affiliates and has not had any such position, office or other material relationship within the last three years.

Use of Proceeds

      We will not receive any of the proceeds from Univest's resale of the shares offered by this prospectus. We have agreed to pay all costs of the registration of these shares. We estimate that these costs, fees and expenses will total approximately $10,088.

Plan of Distribution

      Univest and its pledgees, donees, transferees or other successors-in-interest selling shares of our common stock may sell the shares offered by this prospectus from time to time. The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholder may effect such transactions by selling the shares to or through broker-dealers. Our common stock may be sold by one or more of, or a combination of, the following:

* block trade in which the broker-dealer so engaged will attempt to sell our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction,

* purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

* an exchange distribution in accordance with the rules of such exchange,

* ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

*     in privately negotiated transactions.

      To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in the resales.

      The selling shareholder may enter into hedging transactions with broker-dealers in connection with distributions of our common stock or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholder. The selling shareholder also may sell shares short and redeliver our common stock to close out such short positions. The selling shareholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our common stock. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell our common stock so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

      Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholder. Broker-dealers or agents may also receive compensation from the purchasers of our common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with our common stock. Broker-dealers or agents and any other participating broker-dealers or the selling shareholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of our common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because the selling shareholder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholder has advised us that he/she has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the securities. To our knowledge, there is no underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholder.

      Our common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states our common stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

      Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholder. We will make copies of this prospectus available to the selling shareholder and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of our common stock.

      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

* the name of each such selling shareholder and of the participating broker-dealer(s),

*     the number of shares involved,

*     the price at which such shares were sold,

* the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

* that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

*     other facts material to the transaction.

      We will bear all costs, expenses and fees in connection with the registration of our common stock. The selling shareholder will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                                   EXPERTS

      The consolidated financial statements and financial statement schedule of IGI, Inc. as of December 31, 2000 and for the year then ended have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 2000 consolidated financial statements contains an explanatory paragraph that states that the Company has suffered recurring losses from operations and has negative working capital and a stockholders' deficit as of December 31, 2000. These matters raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.

      The consolidated financial statements as of December 31, 1999 and 1998, and for each of the two years in the period ended December 31, 1999, incorporated in this prospectus by reference to our Annual Report on Form 10-K, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern described in Note 8 to the consolidated financial statements which appear in IGI, Inc.'s Annual Report on Form 10-K/A for the year ended December 31,
1999) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                LEGAL MATTERS

      The validity of the shares of common stock offered by this prospectus will be passed upon for us by Devine, Millimet & Branch, Professional Association, Manchester, New Hampshire.

                                   PART II

Item 14   Other Expenses of Issuance and Distribution

      The following is an itemized statement of expenses to be incurred in connection with this Registration Statement. All of the expenses will be paid by IGI, Inc. (the "Company").

      Securities and Exchange Commission registration fee           $    88
      Blue Sky fees and expenses                                          0
      Public accountants' fees                                        5,000
      Company legal fees and expenses                                 5,000
      Miscellaneous expenses                                              0
                                                                    -------
            TOTAL:                                                  $10,088

All of the above items, except the registration fee, are estimates.

Item 15   Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation B a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.
A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

      Under the terms of the Company's Bylaws and subject to the applicable provisions of Delaware law, the Company has indemnified each of its directors and officers and, subject to the discretion of the Board of Directors, any other person, against expenses incurred or paid in connection with any claim made against such director or officer or any actual or threatened action, suit or proceeding in which such director or officer may be involved by reason of being or having been a director or officer of the Company or of serving or having served at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action taken or not taken by such director or officer in such capacity, and against the amount or amounts paid by such director or officer in settlement of any such claim, action, suit or proceeding or any judgment or order entered therein.

      Section 102(b)(7) of the DGCL permits a provision in the Certificate of Incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Certificate of Incorporation, as amended, eliminates the liability of directors to the extent permitted by the DGCL.

      The Company carries directors' and officers' liability insurance that covers certain liabilities and expenses of Company directors and officers. The Company has entered into employment agreements with certain officers and directors to effectuate these indemnity provisions.

Item 16   Exhibits

      5.1   Opinion  and Consent of Devine, Millimet & Branch,
            Professional Association

     23.1   Consent of KMPG LLP

     23.2   Consent of PricewaterhouseCoopers LLP

     24.1   Power of Attorney

Item 17   Undertakings

      A.    Undertaking Pursuant to Rule 415.

            The Company hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
                  Section 15 (d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.

      The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

      C.    Undertaking in Respect of Indemnification.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the

Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena, State of New Jersey, on May 25, 2001.

                                       IGI, INC.

                                       By:   /s/ John Ambrose
                                             ------------------------------
                                             JOHN AMBROSE
                                             President and
                                             Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Title                            Date

/s/  Earl R. Lewis            Chairman of the Board            May 25, 2001
---------------------------
EARL R. LEWIS

/s/ John Ambrose              President and Chief Executive    May 25, 2001
---------------------------   Officer (Principal executive
JOHN AMBROSE                  officer)

/s/  Domenic N. Golato        Senior Vice President and        May 25, 2001
---------------------------   Chief Financial Officer
DOMENIC N. GOLATO             (Principal financial officer
                              and principal accounting
                              officer)

/s/ John Freal                Director                         May 25, 2001
---------------------------
JOHN FREAL

/s/ Jane E. Hager            Director                          May 25, 2001
---------------------------
JANE E. HAGER

/s/ Constantine L. Hampers   Director                          May 25, 2001
---------------------------
CONSTANTINE L. HAMPERS

/s/ Stephen J. Morris        Director                          May 25, 2001
---------------------------
STEPHEN J. MORRIS

/s/ Terrence O'Donnell       Director                          May 25, 2001
---------------------------
TERRENCE O'DONNELL

      The undersigned, by signing his name hereto, does hereby sign this registration statement or amendment thereto on behalf of each of the above-indicated directors or officers of IGI, Inc. pursuant to powers of attorney executed by each such director or officer.

                                       /s/ John Ambrose
                                       ------------------------------------
                                       John Ambrose, Attorney-in-Fact

                                EXHIBIT INDEX

      The following Exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.

Exhibit No.      Description                                           Page
-----------      -----------                                           ----

   5.1           Opinion and Consent of Devine, Millimet                19
                 & Branch, Professional Association

  23.1           Consent of KPMG LLP                                    21

  23.2           Consent of PricewaterhouseCoopers LLP                  22

  24.1           Power of Attorney                                      23